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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):
                      February 12, 2004 (February 11, 2004)

                                 ---------------

                                   AdvancePCS
            --------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Delaware                     0-21447                 75-2493381
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(State or Other Jurisdiction         (Commission               (IRS Employer
    of Incorporation)                File Number)            Identification No.)


    750 West John Carpenter Freeway, Suite 1200, Irving, Texas         75039
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           (Address of Principal Executive Offices)                   (Zip Code)

       Registrant's telephone number, including area code: (469) 524-4700


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Item 5. Other Events and Required FD Disclosure.

         On February 11, 2004, AdvancePCS and Caremark Rx, Inc. issued a joint press release announcing that the Federal Trade Commission has closed its investigation of their proposed merger and granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, state attorneys general that requested information have completed their review and closed their investigation of the transaction. The joint press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits:

Exhibit No.       Exhibit
-----------       -------

99.1              Joint press release issued by AdvancePCS and Caremark Rx, Inc.
                  on February 11, 2004.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: February 12, 2004

                                     ADVANCEPCS



                                     By: /s/ David D. Halbert
                                         ---------------------------------------
                                        Name:   David D. Halbert
                                        Title:  Chairman of the Board, President
                                                and Chief Executive Officer

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.       Description
-----------       -----------


99.1              Joint press release issued by AdvancePCS and Caremark Rx, Inc.
                  on February 11, 2004.

                                                                    EXHIBIT 99.1
                                                                    ------------


                   Caremark Rx, Inc. and AdvancePCS Announce
               U.S. Federal Trade Commission Clearance of Merger


NASHVILLE, Tenn. and IRVING, Texas--Feb. 11, 2004--Caremark Rx, Inc. (NYSE:
CMX) and AdvancePCS (Nasdaq: ADVP) today announced that the Federal Trade Commission has closed its investigation of their proposed merger and granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, state attorneys general that requested information have completed their review and closed their investigation of the transaction. The transaction remains subject to additional closing conditions, including shareholder approval.

The granting of early termination means that the Hart-Scott-Rodino Antitrust Improvements Act of 1976 no longer prohibits consummation of Caremark's proposed acquisition of AdvancePCS. This grant of early termination has been published on the FTC's Internet site at http://www.ftc.gov.

On September 2, 2003, Caremark Rx and AdvancePCS announced the signing of a definitive merger agreement. Under the terms of the definitive agreement, Caremark Rx will acquire 100 percent of AdvancePCS outstanding stock. AdvancePCS shareholders will receive value equivalent to 2.15 shares of Caremark Rx stock for each AdvancePCS share, to be paid in Caremark Rx stock (90 percent) and cash (10 percent). Following the transaction, Caremark Rx shareholders will own approximately 58 percent of the combined company and AdvancePCS shareholders will own approximately 42 percent of the combined company on a fully diluted basis.

About Caremark Rx, Inc.

Caremark Rx, Inc. is a leading pharmaceutical services company, providing comprehensive drug benefit services through its affiliate Caremark Inc. to over 1,200 health plan sponsors and their participants throughout the U.S. Caremark's clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. The company operates a national retail pharmacy network with over 55,000 participating pharmacies, four state-of-the-art mail service pharmacies, the industry's only FDA-regulated repackaging plant and nineteen specialty distribution mail service pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

About AdvancePCS

AdvancePCS (www.advancepcs.com) is the nation's leading provider of health improvement services. AdvancePCS offers health plans a wide range of health improvement products and services designed to improve the quality of care delivered to health plan members and manage costs.

The company's capabilities include integrated mail service and retail pharmacy networks, innovative clinical services, customized disease management programs, specialty pharmacy, outcomes research, information management, prescription drug services for the uninsured and online health information for consumers. AdvancePCS clients include Blue Cross and Blue Shield organizations, insurance companies and HMOs, Fortune 500 employers, Taft-Hartley groups, third-party administrators, state and local governments, and other health plan sponsors.

AdvancePCS is listed as both a Fortune 500 and a Fortune 500 Global company. AdvancePCS is ranked by Fortune magazine as one of America's 100 fastest-growing public companies and is included on the Forbes Platinum 400 list of best big companies. AdvancePCS earned the No. 3 spot on the Barron's 500 list of best performing companies.

Safe Harbor Statement

This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of management of both companies. There are a number of risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date stated, or if no date is stated, as of the date of this press release.

Additional information about Caremark Rx is available on the World Wide Web at http://www.caremark.com. Additional information about AdvancePCS is available on the World Wide Web at http://advancepcs.com.